Exhibit (a)(1)(C)

Confidential

CIDARA THERAPEUTICS, INC.
6310 NANCY RIDGE DRIVE, SUITE 101
SAN DIEGO, CA 92121

OPTION EXCHANGE – ELECTION FORM FOR NON-SECTION 16 OFFICERS

THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 P.M. PACIFIC TIME
ON WEDNESDAY, DECEMBER 18, 2019, UNLESS EXTENDED

Before completing and signing this Election Form, we encourage you to read the documents that make up this tender offer, including (1) the “Offer to Exchange Eligible Options for New Options,” dated November 20, 2019, filed with the U.S. Securities and Exchange Commission and separately delivered to you by e-mail from Cidara describing the terms of the Exchange Offer (collectively, the “Offer Documents”); (2) the email from Cidara on November 20, 2019 announcing the commencement of the Exchange Offer; and (3) this Election Form, including the Agreement to the Terms of Election and Instructions to Election Form attached below. The Exchange Offer is subject to the terms set forth in the Offer Documents as they may be amended. The Exchange Offer expires at 9:00 p.m. Pacific Time on Wednesday, December 18, 2019, unless extended (the “Expiration Time”). All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.

PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

If you wish to participate in the Exchange Offer, please check the box next to “YES, exchange Eligible Option for New Option” below, and you will tender your Eligible Option in exchange for the grant of a New Option under the terms of the Exchange Offer. Each Eligible Option you elect to tender for exchange must be tendered in whole.

Please note that if you check the box next to “NO, retain Eligible Option as is,” your Eligible Option will remain outstanding subject to its original terms, and no New Option will be granted to you.

If you previously submitted an Election Form and accepted the Exchange Offer with respect to some or all of your Eligible Options, selecting “NO, retain Eligible Option as is” below for such Eligible Options will act as a withdrawal of that acceptance, and you will not participate in the Exchange Offer with respect to such Eligible Options.

If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Options, and no New Options will be granted to you. You should make only one election choice for each Eligible Option. If you improperly select both “YES, exchange Eligible Option for New Option” and “NO, retain Eligible Option as is” with respect to an Eligible Option, you will be considered as electing “NO, retain Eligible Option as is” for such Eligible Option.

Return by Email (by PDF or similar imaged document file) to: Options@Cidara.com

Employee Name:

Eligible Options							New Options(1)			Election to tender Eligible Option in exchange for New Option
Grant Number	Grant Date	Exercise Price per Share	Total Eligible Shares	Vesting as of 12/18/2019		Type of Option (ISO / NSO)*	Total Shares	New Shares		YES, exchange Eligible Option for New Option	NO, retain Eligible Option as is
				Vested	Unvested			1 yr vesting (cliff)	3 yr vesting (1 yr cliff, 1/36th monthly thereafter)
										☐	☐
										☐	☐
										☐	☐

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*	“ISO” indicates an option that was intended, at the time of grant, to be an “incentive stock option” within the meaning of Section 422 of the Code, to the maximum extent permitted by such Code section. “NSO” indicates an option that was not intended be an “ISO.”
(1)	All New Options will be unvested as of the date of grant of the New Option, and will vest subject to the schedule described in the Offer Documents. All New Options will be ISOs to the maximum extent permitted by applicable tax laws.

PLEASE NOTE THAT THE ABOVE TABLE REFLECTS ELIGIBLE OPTIONS OUTSTANDING AS OF NOVEMBER 18, 2019. Only options that remain Eligible Options as of the Expiration Time may be tendered. If an option (or a portion of an option) listed in the table above is no longer outstanding as of the Expiration Time (for example, because you exercised such option), such option (or portion thereof) that is no longer outstanding will not be tendered in the Exchange Offer. In addition, only options that have an exercise price per share greater than the greater of (i) $2.28 and (ii) the closing price of our common stock on the Exchange Date may be tendered in the Exchange Offer. As a result, it is possible that some or all of the options listed in the table above ultimately will not be Eligible Options as of the Expiration Time and therefore will not be tendered for New Options.

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YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE EXCHANGE OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO WHICH YOU ACKNOWLEDGE YOU HAVE RECEIVED AND REVIEWED PRIOR TO SIGNING BELOW.

Please note that you may change or withdraw your election by submitting a new properly completed and signed Election Form prior to the Expiration Time, which will be 9:00 p.m. Pacific Time on Wednesday, December 18, 2019, unless extended. The last valid Election Form submitted to Cidara prior to the Expiration Time shall be effective and supersede any prior Election Forms you submit.

Employee Name:

(Signature)

(Print Name)

(Date)

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AGREEMENT TO THE TERMS OF ELECTION

To:	Cidara Therapeutics, Inc. (“Cidara”) 6310 Nancy Ridge Drive, Suite 101 San Diego, CA 92121 Email: Options@Cidara.com

By signing and submitting this Election Form, I acknowledge that:

1.	I acknowledge that I have received the “Offer to Exchange Eligible Options for New Options,” including the “Summary Term Sheet – Questions and Answers” (collectively, the “Offer Documents”) from Cidara, dated November 20, 2019, and upon making an election herein, I agree to all of the terms and conditions of the Offer Documents.
2.	I tender to Cidara for exchange the Eligible Options specified on this Election Form and understand that, upon acceptance by Cidara, this Election Form will constitute a binding agreement between Cidara and me. I have checked the box corresponding to the Eligible Options that I elect to tender for exchange. I understand that any election that I make to tender an option for exchange that does not qualify as an Eligible Option as of the Expiration Time will not be accepted, and such options will remain outstanding subject to their original terms following the Exchange Offer.
3.	I understand that if I validly tender an Eligible Option for exchange and such Eligible Option is accepted, such Eligible Option will automatically be cancelled by Cidara in exchange for the grant of a New Option with the applicable New Option terms described in the Offer Documents, including, without limitation:
•	Each New Option will have an exercise price per share equal to the closing price of our common stock reported on Nasdaq on the date that the New Option is granted (or, if such date is not a trading day, the last trading day prior to such date). The New Option will be granted immediately following the Expiration Time.
•	The exchange ratio is one-for-one, whereby each New Option will represent your right to purchase the same number of shares of our common stock as your Eligible Option, as specified in the Offer Documents and referenced on your Election Form.
•	Each New Option will be granted under and subject to the terms of the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) and an option agreement thereunder.
•	Each New Option will have a maximum term of seven (7) years, subject to earlier termination as set forth in the option agreement for the New Option and the 2015 Plan.
•	The vesting schedule of your New Options will be as follows:
○	To the extent an Eligible Option is vested as of December 18, 2019, such vested portion may be exchanged for a New Option that will vest in full on the first anniversary of the grant date of the New Option.
○	To the extent an Eligible Option is unvested as of December 18, 2019, such unvested portion may be exchanged for a New Option that will vest as follows: one-third of the shares underlying the New Option will vest on the first anniversary of the grant date of the New Option, and the balance of the shares will vest in twenty-four (24) equal monthly installments thereafter.
4.	To remain eligible to tender Eligible Options for exchange pursuant to the Exchange Offer, I understand that I must remain an Eligible Holder and must not have received nor given a notice of termination of employment prior to Expiration Time, which is scheduled to be 9:00 p.m. Pacific Time on Wednesday, December 18, 2019, unless extended. I understand that if my employment with Cidara ceases prior to the expiration of the Exchange Offer, Cidara will not accept my Eligible Options for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options subject to their original terms and conditions.

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5.	I understand that if I cease providing services to Cidara for any reason before the shares underlying my New Option vest, such unvested portion will not vest and my option will terminate on or after my termination date as set forth in my option agreement and the 2015 Plan.
6.	I understand that neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer will be construed as a right to continued employment or service with Cidara.
7.	I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options at any time until the Exchange Offer expires as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Options will be irrevocable as of 9:00 p.m. Pacific Time on Wednesday, December 18, 2019, unless the Exchange Offer is extended. Participation in the Exchange Offer is entirely my decision and is made based on my personal circumstances. I acknowledge that Cidara has not authorized any person to make any recommendation on Cidara’s behalf as to whether or not I should participate in the Exchange Offer.
8.	I understand that I will be bound by the last properly submitted Election Form received by Cidara prior to the Expiration Time. I understand that my Election Form will be considered “received” on the date and at the time it was sent to Cidara, provided that I am able to produce evidence that my Election Form was sent to Options@Cidara.com prior to the Expiration Time. If I am not able to produce evidence that my Election Form was sent to Options@Cidara.com prior to the Expiration Time, my Election Form will be considered “received” on the date and at the time that Cidara receives it at Options@Cidara.com.
9.	I understand that I may receive certain future “confirmation letters” or other communications from Cidara in connection with the Exchange Offer, including a communication confirming if Cidara has received this Election Form and whether Cidara ultimately accepts or rejects this Election Form. Unless I have provided an alternative e-mail address for contacting me (via Options@Cidara.com), I hereby confirm that I will have access to my regular Cidara email for purposes of these future communications.

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INSTRUCTIONS TO ELECTION FORM

1.	DEFINED TERMS. All capitalized terms used in this Election Form but not defined herein have the meanings given in the Offer to Exchange Eligible Options for New Options, dated November 20, 2019, filed with the U.S. Securities and Exchange Commission and separately delivered to you by e-mail from Cidara. The use of “Cidara,” “we,” “us” and “our” in this Election Form refers to Cidara Therapeutics, Inc.
2.	EXPIRATION TIME. The Exchange Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 9:00 p.m. Pacific Time on Wednesday, December 18, 2019 (the “Expiration Time”), unless the Exchange Offer is extended (and unless we have accepted the Eligible Options, you may also withdraw any such tendered securities at any time after 9:00 p.m. Pacific Time on Friday, January 17, 2020).
3.	DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Exchange Offer, a signed copy of this Election Form must be received by Cidara before 9:00 p.m. Pacific Time on Wednesday, December 18, 2019 (or such later date as may apply if the Exchange Offer is extended) by the following means:
•	By Email (by PDF or similar imaged document file) to: Options@Cidara.com

Your Election Form will be effective only upon receipt by us. You are responsible for making sure that the Election Form is delivered to the electronic mail address indicated above. You must allow for sufficient time to complete and deliver this Election Form to ensure that we receive your Election Form on time. Please note that your Election Form will be considered “received” on the date and at the time it was sent to Cidara, provided that you are able to produce evidence that your Election Form was sent to Options@Cidara.com prior to the Expiration Time. If you are not able to produce evidence that your Election Form was sent to Options@Cidara.com prior to the Expiration Time, your Election Form will be considered “received” on the date and at the time that Cidara receives it at Options@Cidara.com.

You are not required to tender any of your Eligible Options for exchange. If you choose to tender for exchange a particular Eligible Option, you must tender the entire option, but need not tender other Eligible Options held by you. On the Election Form, please check the box “YES, exchange Eligible Option for New Option” corresponding to the Eligible Options that you wish to tender for exchange. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange and grant you New Options and we will issue you new stock option agreements for your New Options.

4.	WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Exchange Offer may be withdrawn at any time before 9:00 p.m. Pacific Time on Wednesday, December 18, 2019, unless we extend the Expiration Time, in which case withdrawals must be received before such later Expiration Time (and unless we have accepted the Eligible Options, you may also withdraw any such tendered options after 9:00 p.m. Pacific Time on Friday, January 17, 2020).

To withdraw tendered Eligible Options, you must deliver by email (a PDF or similar imaged document file) a properly completed and signed Election Form to: Options@Cidara.com. On the Election Form, please check the box “NO, retain Eligible Option as is” corresponding to the Eligible Options that you no longer wish to tender for exchange.

Withdrawals are only rescinded when the withdrawn Eligible Options are properly re-tendered before the Expiration Time by submitting a new Election Form, as described in Instruction 3 above. Otherwise any Eligible Options withdrawn will not be considered to be properly tendered.

5.	SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Holder who holds the Eligible Options in the same manner as such Eligible Holder’s name appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

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6.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional or hard copies of the Exchange Offer or this Election Form) should be directed to Options@Cidara.com.
7.	IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options for exchange or any election to withdraw. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options for exchange or withdrawal elections that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Holder before the expiration of the Exchange Offer. No Eligible Options will be accepted for exchange until the Eligible Holder exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Time. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.
8.	CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.
9.	IMPORTANT U.S. TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum included in the Offering Documents, which contains important U.S. tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.